Exhibit 99.1
PCB Bancorp Reports Earnings for Q1 2026
Los Angeles, California, - April 23, 2026 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $10.6 million, or $0.74 per diluted common share, for the first quarter of 2026, compared with $9.1 million, or $0.64 per diluted common share, for the previous quarter and $7.7 million, or $0.53 per diluted common share, for the year-ago quarter.
Q1 2026 Highlights
•Net income available to common shareholders totaled $10.6 million, or $0.74 per diluted common share, for the current quarter;
•Provision for credit losses was $467 thousand for the current quarter compared with $1.0 million for the previous quarter and $1.6 million for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.18% at March 31, 2026 compared with 1.18% at December 31, 2025, and 1.17% at March 31, 2025;
•Net interest income was $26.8 million for the current quarter compared with $26.6 million for the previous quarter and $24.3 million for the year-ago quarter. Net interest margin was 3.36% for the current quarter compared with 3.28% for the previous quarter and 3.28% for the year-ago quarter;
•Gain on sale of loans was $1.4 million for the current quarter compared with $648 thousand for the previous quarter and $887 thousand for the year-ago quarter;
•Total assets were $3.40 billion at March 31, 2026, an increase of $114.4 million, or 3.5%, from $3.28 billion at December 31, 2025 and an increase of $212.4 million, or 6.7%, from $3.18 billion at March 31, 2025;
•Loans held-for-investment were $2.87 billion at March 31, 2026, an increase of $53.2 million, or 1.9%, from $2.82 billion at December 31, 2025 and an increase of $145.9 million, or 5.4%, from $2.73 billion at March 31, 2025; and
•Total deposits were $2.89 billion at March 31, 2026, an increase of $92.6 million, or 3.3%, from $2.80 billion at December 31, 2025 and an increase of $173.6 million, or 6.4%, from $2.71 billion at March 31, 2025.
Henry Kim, President and CEO, commented, “We delivered another solid results for the first quarter driven by strong loan and deposit growth, expanding net interest margin, solid credit quality, successful expense management, and continued quality earnings growth. Our deposit balance increased $93 million for the quarter, or 13.2% annualized, loan balance increased $45 million, or 6.3% annualized, net interest margin increased eight basis to 3.36% compared with link quarter, nonperforming assets to total assets ratio remained solid at 0.27%, posted an efficiency ratio of 49.1%, and our diluted earnings per share increased 16% to $0.74 compared with $0.64 in the fourth quarter of 2025.” Mr. Kim further stated,
“As we move forward, we remain committed to disciplined growth, preserving the strength of our credit portfolio, and maintaining operational efficiency to deliver long-term sustainable value for our shareholders.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended
	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Net income	$10,653	$9,235	15.4%	$7,735	37.7%
Net income available to common shareholders	$10,567	$9,148	15.5%	$7,695	37.3%
Diluted earnings per common share (“EPS”)	$0.74	$0.64	15.6%	$0.53	39.6%

Net interest income	$26,810	$26,627	0.7%	$24,283	10.4%
Provision for credit losses	467	1,024	(54.4)%	1,598	(70.8)%
Noninterest income	3,374	2,545	32.6%	2,580	30.8%
Noninterest expense	14,814	15,026	(1.4)%	14,474	2.3%

Return on average assets (“ROAA”) (1)	1.30%	1.11%		1.01%
Return on average shareholders’ equity (“ROAE”) (1)	10.95%	9.45%		8.53%
Return on average tangible common equity (“ROATCE”) (1),(2)	13.17%	11.40%		10.45%
Net interest margin (1)	3.36%	3.28%		3.28%
Efficiency ratio (3)	49.08%	51.51%		53.88%

($ in thousands, except per share data)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Total assets	$3,396,193	$3,281,771	3.5%	$3,183,758	6.7%
Net loans held-for-investment	2,839,608	2,787,019	1.9%	2,695,668	5.3%
Total deposits	2,887,980	2,795,412	3.3%	2,714,399	6.4%
Book value per common share (4)	$27.88	$27.41		$25.78
TCE per common share (2)	$23.02	$22.55		$20.97
Tier 1 leverage ratio (consolidated)	12.05%	11.89%		12.14%
Total shareholders’ equity to total assets	11.68%	11.88%		11.65%
TCE to total assets (2), (5)	9.65%	9.78%		9.48%

(1)Ratios for the three months ended periods are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company had no intangible asset component for the presented periods.

Results of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Interest income/expense on
Loans	$44,484	$45,648	(2.5)%	$43,026	3.4%
Investment securities	1,574	1,516	3.8%	1,408	11.8%
Other interest-earning assets	2,773	2,701	2.7%	2,458	12.8%
Total interest-earning assets	48,831	49,865	(2.1)%	46,892	4.1%
Interest-bearing deposits	21,478	23,197	(7.4)%	22,564	(4.8)%
Borrowings	543	41	1,224.4%	45	1,106.7%
Total interest-bearing liabilities	22,021	23,238	(5.2)%	22,609	(2.6)%
Net interest income	$26,810	$26,627	0.7%	$24,283	10.4%
Average balance of
Loans	$2,840,688	$2,810,897	1.1%	$2,649,037	7.2%
Investment securities	160,798	156,819	2.5%	146,540	9.7%
Other interest-earning assets	236,161	250,215	(5.6)%	209,375	12.8%
Total interest-earning assets	$3,237,647	$3,217,931	0.6%	$3,004,952	7.7%
Interest-bearing deposits	$2,279,104	$2,311,423	(1.4)%	$2,140,201	6.5%
Borrowings	56,000	4,011	1,296.2%	3,933	1,323.8%
Total interest-bearing liabilities	$2,335,104	$2,315,434	0.8%	$2,144,134	8.9%
Total funding (1)	$2,869,802	$2,853,402	0.6%	$2,660,764	7.9%
Annualized average yield/cost of
Loans	6.35%	6.44%		6.59%
Investment securities	3.97%	3.84%		3.90%
Other interest-earning assets	4.76%	4.28%		4.76%
Total interest-earning assets	6.12%	6.15%		6.33%
Interest-bearing deposits	3.82%	3.98%		4.28%
Borrowings	3.93%	4.06%		4.64%
Total interest-bearing liabilities	3.82%	3.98%		4.28%
Net interest margin	3.36%	3.28%		3.28%
Cost of total funding (1)	3.11%	3.23%		3.45%
Supplementary information
Net accretion of discount on loans	$517	$746	(30.7)%	$872	(40.7)%
Net amortization of deferred loan fees	$353	$255	38.4%	$266	32.7%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

The increases in net interest margin for the current quarter compared with the previous and year ago quarters were primarily due to a decrease in cost of fund and increases in investment securities and other-interest earning assets yields, partially offset by a decrease in loan yield. During the current quarter, the Company received a special dividend on Federal Home Loan Bank (“FHLB”) stock of $424 thousand, which contributed additional 5 basis point increase to the net interest margin.
Loans. The decreases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to decreases in market rates and net accretion of discount on loans, partially offset by an increase in net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied by the weighted-average contractual rates as of the dates indicated:

	3/31/2026		12/31/2025		3/31/2025
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	17.7%	5.73%	17.5%	5.60%	17.8%	5.35%
Hybrid rate loans	39.4%	5.59%	39.7%	5.57%	38.0%	5.36%
Variable rate loans	42.9%	6.80%	42.8%	6.93%	44.2%	7.52%

Investment Securities. The increases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to higher yields on newly purchased investment securities.
Other Interest-Earning Assets. The increase in average yield for the current quarter compared with the previous quarter was primarily due to an increase in dividends received on FHLB stock, partially offset by a decrease in average interest rate on cash held at the Federal Reserve Bank.
Interest-Bearing Deposits. The decreases in average cost for the current quarter compared with the previous and year-ago quarters were primarily due to decreases in market rates.
Provision for credit losses
The following table presents a composition of provision for credit losses for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Provision for credit losses on loans	$618	$791	(21.9)%	$1,591	(61.2)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	(151)	233	NA	7	NA
Total provision for credit losses	$467	$1,024	(54.4)%	$1,598	(70.8)%

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Gain on sale of loans	$1,409	$648	117.4%	$887	58.9%
Service charges and fees on deposits	430	416	3.4%	372	15.6%
Loan servicing income	801	741	8.1%	725	10.5%
Bank-owned life insurance (“BOLI”) income	274	271	1.1%	247	10.9%
Other income	460	469	(1.9)%	349	31.8%
Total noninterest income	$3,374	$2,545	32.6%	$2,580	30.8%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Gain on sale of SBA loans
Sold loan balance	$21,830	$13,201	65.4%	$16,605	31.5%
Premium received	1,581	769	105.6%	1,208	30.9%
Gain recognized	1,409	648	117.4%	887	58.9%

Loan Servicing Income. The Company services SBA loans and certain residential property loans sold to the secondary market. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Loan servicing income
Servicing income received	$1,218	$1,254	(2.9)%	$1,273	(4.3)%
Servicing assets amortization	(417)	(513)	(18.7)%	(548)	(23.9)%
Loan servicing income	$801	$741	8.1%	$725	10.5%
Underlying loans at end of period	$506,645	$502,408	0.8%	$510,927	(0.8)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Salaries and employee benefits	$9,720	$9,339	4.1%	$9,075	7.1%
Occupancy and equipment	2,277	2,202	3.4%	2,289	(0.5)%
Professional fees	534	834	(36.0)%	628	(15.0)%
Marketing and business promotion	456	607	(24.9)%	243	87.7%
Data processing	337	351	(4.0)%	333	1.2%
Director fees and expenses	223	224	(0.4)%	226	(1.3)%
Regulatory assessments	361	389	(7.2)%	344	4.9%
Other expense	906	1,080	(16.1)%	1,336	(32.2)%
Total noninterest expense	$14,814	$15,026	(1.4)%	$14,474	2.3%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to increases in accruals for bonus and vacation, and group insurance, and a decrease in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense, partially offset by a decrease in salaries and other employee benefits. The increase for the current quarter compared with the year-ago quarter was primarily due to increases in salaries and group insurance, and a decrease in loan origination cost. The number of full-time equivalent employees was 264, 264 and 257 as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
Professional Fees. The decrease for the current quarter compared with the previous quarter was due to higher internal audit fees for the previous quarter as a part of the year-end process.
Marketing and Business Promotion. The decrease for the current quarter compared with the previous quarter was primarily due to yearend promotions during the previous quarter. The increase for the current quarter compared with the year-ago quarter was primarily due to an increase in advertising.
Other Expense. The decrease for the current quarter compared with the previous quarter was primarily due to decreases in expenses related to legal, armed guard and office supplies. The decrease for the current quarter compared with the year-ago quarter was primarily due to an impairment on operating lease assets of $146 thousand for a sublease contract and recognition of contingent liabilities for legal settlements of $183 thousand during the year-ago quarter.

Balance Sheet (Unaudited)
Total assets were $3.40 billion at March 31, 2026, an increase of $114.4 million, or 3.5%, from $3.28 billion at December 31, 2025 and an increase of $212.4 million, or 6.7%, from $3.18 billion at March 31, 2025. The increase for the current quarter was primarily due to increases in cash and cash equivalents and loans held-for-investment, partially offset by a decrease in loans held-for-sale.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Commercial real estate:
Commercial property	$1,091,823	$1,071,396	1.9%	$965,302	13.1%
Business property	644,307	638,063	1.0%	618,771	4.1%
Multifamily	198,346	175,579	13.0%	207,096	(4.2)%
Construction	18,972	18,561	2.2%	23,978	(20.9)%
Total commercial real estate	1,953,448	1,903,599	2.6%	1,815,147	7.6%
Commercial and industrial	520,894	508,662	2.4%	494,697	5.3%
Consumer:
Residential mortgage	392,680	401,337	(2.2)%	406,774	(3.5)%
Other consumer	6,529	6,802	(4.0)%	10,992	(40.6)%
Total consumer	399,209	408,139	(2.2)%	417,766	(4.4)%
Loans held-for-investment	2,873,551	2,820,400	1.9%	2,727,610	5.4%
Loans held-for-sale	3,604	12,077	(70.2)%	12,101	(70.2)%
Total loans	$2,877,155	$2,832,477	1.6%	$2,739,711	5.0%

SBA loans included in:
Loans held-for-investment	$145,101	$146,549	(1.0)%	$147,622	(1.7)%
Loans held-for-sale	$2,513	$12,077	(79.2)%	$12,101	(79.2)%

ACL on loans	$33,943	$33,381	1.7%	$31,942	6.3%
ACL on loans to loans held-for-investment	1.18%	1.18%		1.17%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of term loans of $112.9 million and net increase of lines of credit of $20.1 million, partially offset by pay-downs and pay-offs of term loans of $78.6 million, a loan transferred to loans held-for-sale of $1.1 million and charge-offs of $76 thousand.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $21.8 million and pay-downs of $149 thousand, partially offset by new funding of $12.4 million and a loan transferred from loans held-for-investment of $1.1 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Commercial property	$9,816	$11,344	(13.5)%	$7,810	25.7%
Business property	8,852	7,569	17.0%	11,068	(20.0)%
Construction	4,825	5,229	(7.7)%	12,312	(60.8)%
Commercial and industrial	331,343	342,593	(3.3)%	351,802	(5.8)%
Other consumer	1,440	1,347	6.9%	1,671	(13.8)%
Total commitments to extend credit	356,276	368,082	(3.2)%	384,663	(7.4)%
Letters of credit	7,330	7,330	—%	6,795	7.9%
Total off-balance sheet credit exposure	$363,606	$375,412	(3.1)%	$391,458	(7.1)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,356	$1,403	(3.3)%	$1,538	(11.8)%
Business property	1,355	938	44.5%	1,485	(8.8)%
Total commercial real estate	2,711	2,341	15.8%	3,023	(10.3)%
Commercial and industrial	83	161	(48.4)%	66	25.8%
Consumer:
Residential mortgage	5,387	5,403	(0.3)%	3,153	70.9%
Other consumer	4	5	(20.0)%	6	(33.3)%
Total consumer	5,391	5,408	(0.3)%	3,159	70.7%
Total nonaccrual loans held-for-investment	8,185	7,910	3.5%	6,248	31.0%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans (“NPLs”)	8,185	7,910	3.5%	6,248	31.0%
NPLs held-for-sale	1,091	—	NA	—	NA
Total NPLs	9,276	7,910	17.3%	6,248	48.5%
Other real estate owned (“OREO”)	—	—	—%	—	—%
Non-performing assets (“NPAs”)	$9,276	$7,910	17.3%	$6,248	48.5%
Loans past due and still accruing
Past due 30 to 59 days	$1,352	$943	43.4%	$5,236	(74.2)%
Past due 60 to 89 days	19	12	58.3%	101	(81.2)%
Past due 90 days or more	—	—	—%	—	—%
Total loans past due and still accruing	$1,371	$955	43.6%	$5,337	(74.3)%
Special mention loans	$6,395	$6,435	(0.6)%	$5,010	27.6%
Classified assets
Classified loans held-for-investment	$9,450	$9,159	3.2%	$8,280	14.1%
Classified loans held-for-sale	1,091	—	NA	—	NA
OREO	—	—	—%	—	—%
Classified assets	$10,541	$9,159	15.1%	$8,280	27.3%
NPLs to loans held-for-investment	0.28%	0.28%		0.23%
NPAs to total assets	0.27%	0.24%		0.20%
Classified assets to total assets	0.31%	0.28%		0.26%

Allowance for Credit Losses
The following table presents activity in ACL for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
ACL on loans
Balance at beginning of period	$33,381	$32,960	1.3%	$30,628	9.0%
Charge-offs	(76)	(381)	(80.1)%	(353)	(78.5)%
Recoveries	20	11	81.8%	76	(73.7)%
Provision for credit losses on loans	618	791	(21.9)%	1,591	(61.2)%
Balance at end of period	$33,943	$33,381	1.7%	$31,942	6.3%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,543	$1,310	17.8%	$1,190	29.7%
Provision (reversal) for credit losses on off-balance sheet credit exposure	(151)	233	NA	7	NA
Balance at end of period	$1,392	$1,543	(9.8)%	$1,197	16.3%

Investment Securities
Total investment securities were $170.5 million at March 31, 2026, an increase of $10.5 million, or 6.5%, from $160.0 million at December 31, 2025 and an increase of $22.3 million, or 15.0%, from $148.2 million at March 31, 2025. The increase for the current quarter was primarily due to purchases of $18.7 million, partially offset by principal pay-downs of $6.9 million, a fair value decrease of $1.3 million and net premium amortization of $24 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	3/31/2026		12/31/2025		3/31/2025
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$570,393	19.8%	$555,645	19.9%	$564,407	20.8%
Interest-bearing deposits
Savings	5,005	0.2%	6,077	0.2%	5,185	0.2%
NOW	13,927	0.5%	13,928	0.5%	15,219	0.6%
Retail money market accounts	662,132	22.8%	656,069	23.4%	492,334	18.0%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	575,079	19.9%	574,519	20.6%	532,512	19.6%
More than $250,000	685,074	23.7%	648,633	23.1%	652,458	24.0%
State and brokered time deposits	376,369	13.0%	340,540	12.2%	452,283	16.7%
Total interest-bearing deposits	2,317,587	80.2%	2,239,767	80.1%	2,149,992	79.2%
Total deposits	$2,887,980	100.0%	$2,795,412	100.0%	$2,714,399	100.0%

Estimated total deposits not covered by deposit insurance	$1,363,735	47.2%	$1,270,159	45.4%	$1,125,068	41.4%

Total retail deposits were $2.51 billion at March 31, 2026, an increase of $56.7 million, or 2.3%, from $2.45 billion at December 31, 2025, and an increase of $249.5 million, or 11.0%, from $2.26 billion at March 31, 2025.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $116.8 million, renewals of matured accounts of $388.8 million and balance increases of $16.5 million, partially offset by matured and closed accounts of $485.0 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	3/31/2026	12/31/2025	% Change
Cash and cash equivalents	$267,405	$207,142	29.1%
Cash and cash equivalents to total assets	7.9%	6.3%

Available borrowing capacity
FHLB advances	$770,183	$840,607	(8.4)%
Federal Reserve Discount Window	863,567	841,563	2.6%
Overnight federal funds lines	65,000	65,000	—%
Total	$1,698,750	$1,747,170	(2.8)%
Total available borrowing capacity to total assets	50.0%	53.2%

Shareholders’ Equity
Shareholders’ equity was $396.7 million at March 31, 2026, an increase of $6.7 million, or 1.7%, from $390.0 million at December 31, 2025, and an increase of $25.9 million, or 7.0%, from $370.9 million at March 31, 2025. The increase for the current quarter was primarily due to net income and proceeds from stock option exercises of $112 thousand, partially offset by repurchases of common stock of $193 thousand, cash dividends declared on common stock of $3.1 million and preferred stock dividends of $86 thousand, and an increase in accumulated other comprehensive loss of $895 thousand.
Stock Repurchases
During the current quarter, the Company repurchased and retired 9,005 shares of common stock at a weighted-average price of $21.45, totaling $193.0 thousand. In 2025, the Company repurchased and retired 358,251 shares of common stock at a weighted-average price of $19.82, totaling $7.1 million. As of March 31, 2026, the Company is authorized to purchase 210,521 additional shares under its current stock repurchase program, which expires on July 31, 2026.
Series C Preferred Stock
The Company paid dividends of $86 thousand and $86 thousand for the current and year-ago quarters, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	3/31/2026	12/31/2025	3/31/2025	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.48%	11.46%	11.25%	6.50%
Total capital (to risk-weighted assets)	15.09%	15.13%	14.98%	10.00%
Tier 1 capital (to risk-weighted assets)	13.87%	13.89%	13.77%	8.00%
Tier 1 capital (to average assets)	12.05%	11.89%	12.14%	5.00%
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.46%	13.49%	13.42%	6.50%
Total capital (to risk-weighted assets)	14.68%	14.72%	14.63%	10.00%
Tier 1 capital (to risk-weighted assets)	13.46%	13.49%	13.42%	8.00%
Tier 1 capital (to average assets)	11.70%	11.55%	11.82%	5.00%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. We caution that forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets, inflation levels and interest rates; the impacts of the conflicts in the Middle East on the national and global economies and markets; the impact of governmental monetary policy; any material weaknesses in the Company’s internal control over financial reporting that we have identified or may identify; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; the ability of the Company to manage liquidity; changes in the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber-security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Assets
Cash and due from banks	$24,787	$25,319	(2.1)%	$28,852	(14.1)%
Interest-bearing deposits in other financial institutions	242,618	181,823	33.4%	185,496	30.8%
Total cash and cash equivalents	267,405	207,142	29.1%	214,348	24.8%
Securities available-for-sale, at fair value	170,477	160,009	6.5%	148,190	15.0%
Loans held-for-sale	3,604	12,077	(70.2)%	12,101	(70.2)%
Loans held-for-investment	2,873,551	2,820,400	1.9%	2,727,610	5.4%
Allowance for credit losses on loans	(33,943)	(33,381)	1.7%	(31,942)	6.3%
Net loans held-for-investment	2,839,608	2,787,019	1.9%	2,695,668	5.3%
Premises and equipment, net	7,695	8,194	(6.1)%	8,420	(8.6)%
Federal Home Loan Bank and other bank stock	14,978	14,978	—%	14,042	6.7%
Bank-owned life insurance	33,070	32,796	0.8%	32,013	3.3%
Deferred tax assets, net	9,697	9,210	5.3%	6,736	44.0%
Servicing assets	5,691	5,627	1.1%	5,631	1.1%
Operating lease assets	16,453	17,158	(4.1)%	17,779	(7.5)%
Accrued interest receivable	10,952	10,669	2.7%	10,967	(0.1)%
Other assets	16,563	16,892	(1.9)%	17,863	(7.3)%
Total assets	$3,396,193	$3,281,771	3.5%	$3,183,758	6.7%
Liabilities
Deposits
Noninterest-bearing demand	$570,393	$555,645	2.7%	$564,407	1.1%
Savings, NOW and money market accounts	681,065	676,075	0.7%	512,739	32.8%
Time deposits of $250,000 or less	831,448	855,059	(2.8)%	924,795	(10.1)%
Time deposits of more than $250,000	805,074	708,633	13.6%	712,458	13.0%
Total deposits	2,887,980	2,795,412	3.3%	2,714,399	6.4%
Federal Home Loan Bank advances	50,000	34,000	47.1%	30,000	66.7%
Operating lease liabilities	18,301	18,996	(3.7)%	19,465	(6.0)%
Accrued interest payable and other liabilities	43,194	43,337	(0.3)%	49,030	(11.9)%
Total liabilities	2,999,475	2,891,745	3.7%	2,812,894	6.6%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%
Common stock	139,405	139,256	0.1%	143,156	(2.6)%
Retained earnings	193,923	186,485	4.0%	165,611	17.1%
Accumulated other comprehensive loss, net	(5,751)	(4,856)	18.4%	(7,044)	(18.4)%
Total shareholders’ equity	396,718	390,026	1.7%	370,864	7.0%
Total liabilities and shareholders’ equity	$3,396,193	$3,281,771	3.5%	$3,183,758	6.7%

Outstanding common shares	14,231,423	14,230,428		14,387,176
Book value per common share (1)	$27.88	$27.41		$25.78
TCE per common share (2)	$23.02	$22.55		$20.97
Total loan to total deposit ratio	99.63%	101.33%		100.93%
Noninterest-bearing deposits to total deposits	19.75%	19.88%		20.79%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	3/31/2026	12/31/2025	% Change	3/31/2025	% Change
Interest and dividend income
Loans, including fees	$44,484	$45,648	(2.5)%	$43,026	3.4%
Investment securities	1,574	1,516	3.8%	1,408	11.8%
Other interest-earning assets	2,773	2,701	2.7%	2,458	12.8%
Total interest income	48,831	49,865	(2.1)%	46,892	4.1%
Interest expense
Deposits	21,478	23,197	(7.4)%	22,564	(4.8)%
Other borrowings	543	41	1,224.4%	45	1,106.7%
Total interest expense	22,021	23,238	(5.2)%	22,609	(2.6)%
Net interest income	26,810	26,627	0.7%	24,283	10.4%
Provision for credit losses	467	1,024	(54.4)%	1,598	(70.8)%
Net interest income after provision for credit losses	26,343	25,603	2.9%	22,685	16.1%
Noninterest income
Gain on sale of loans	1,409	648	117.4%	887	58.9%
Service charges and fees on deposits	430	416	3.4%	372	15.6%
Loan servicing income	801	741	8.1%	725	10.5%
BOLI income	274	271	1.1%	247	10.9%
Other income	460	469	(1.9)%	349	31.8%
Total noninterest income	3,374	2,545	32.6%	2,580	30.8%
Noninterest expense
Salaries and employee benefits	9,720	9,339	4.1%	9,075	7.1%
Occupancy and equipment	2,277	2,202	3.4%	2,289	(0.5)%
Professional fees	534	834	(36.0)%	628	(15.0)%
Marketing and business promotion	456	607	(24.9)%	243	87.7%
Data processing	337	351	(4.0)%	333	1.2%
Director fees and expenses	223	224	(0.4)%	226	(1.3)%
Regulatory assessments	361	389	(7.2)%	344	4.9%
Other expense	906	1,080	(16.1)%	1,336	(32.2)%
Total noninterest expense	14,814	15,026	(1.4)%	14,474	2.3%
Income before income taxes	14,903	13,122	13.6%	10,791	38.1%
Income tax expense	4,250	3,887	9.3%	3,056	39.1%
Net income	10,653	9,235	15.4%	7,735	37.7%
Preferred stock dividends	86	87	(1.1)%	40	115.0%
Net income available to common shareholders	$10,567	$9,148	15.5%	$7,695	37.3%
Earnings per common share
Basic	$0.74	$0.64		$0.53
Diluted	$0.74	$0.64		$0.53
Average common shares
Basic	14,142,092	14,133,086		14,272,267
Diluted	14,238,226	14,235,867		14,403,769

Dividend paid per common share	$0.22	$0.20		$0.20
ROAA (1)	1.30%	1.11%		1.01%
ROAE (1)	10.95%	9.45%		8.53%
ROATCE (1), (2)	13.17%	11.40%		10.45%
Efficiency ratio (3)	49.08%	51.51%		53.88%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	3/31/2026			12/31/2025			3/31/2025
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,840,688	$44,484	6.35%	$2,810,897	$45,648	6.44%	$2,649,037	$43,026	6.59%
Mortgage-backed securities	131,025	1,305	4.04%	126,147	1,227	3.86%	112,825	1,075	3.86%
Collateralized mortgage obligation	18,443	169	3.72%	19,064	184	3.83%	21,028	210	4.05%
SBA loan pool securities	4,060	31	3.10%	4,338	36	3.29%	5,927	54	3.69%
Municipal bonds (2)	2,502	22	3.57%	2,480	22	3.52%	2,424	22	3.68%
Corporate bonds	4,768	47	4.00%	4,790	47	3.89%	4,336	47	4.40%
Other interest-earning assets	236,161	2,773	4.76%	250,215	2,701	4.28%	209,375	2,458	4.76%
Total interest-earning assets	3,237,647	48,831	6.12%	3,217,931	49,865	6.15%	3,004,952	46,892	6.33%
Noninterest-earning assets
Cash and due from banks	23,505			24,539			24,652
ACL on loans	(33,344)			(32,873)			(30,676)
Other assets	98,520			98,231			98,588
Total noninterest-earning assets	88,681			89,897			92,564
Total assets	$3,326,328			$3,307,828			$3,097,516
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$678,108	5,743	3.43%	$683,325	6,073	3.53%	$483,927	4,297	3.60%
Savings	5,360	3	0.23%	5,329	3	0.22%	5,612	3	0.22%
Time deposits	1,595,636	15,732	4.00%	1,622,769	17,121	4.19%	1,650,662	18,264	4.49%
Total interest-bearing deposits	2,279,104	21,478	3.82%	2,311,423	23,197	3.98%	2,140,201	22,564	4.28%
Other borrowings	56,000	543	3.93%	4,011	41	4.06%	3,933	45	4.64%
Total interest-bearing liabilities	2,335,104	22,021	3.82%	2,315,434	23,238	3.98%	2,144,134	22,609	4.28%
Noninterest-bearing liabilities
Noninterest-bearing demand	534,698			537,968			516,630
Other liabilities	61,952			66,886			69,042
Total noninterest-bearing liabilities	596,650			604,854			585,672
Total liabilities	2,931,754			2,920,288			2,729,806
Total shareholders’ equity	394,574			387,540			367,710
Total liabilities and shareholders’ equity	$3,326,328			$3,307,828			$3,097,516
Net interest income		$26,810			$26,627			$24,283
Net interest spread (3)			2.30%			2.17%			2.05%
Net interest margin (4)			3.36%			3.28%			3.28%
Total deposits	$2,813,802	$21,478	3.10%	$2,849,391	$23,197	3.23%	$2,656,831	$22,564	3.44%
Total funding (5)	$2,869,802	$22,021	3.11%	$2,853,402	$23,238	3.23%	$2,660,764	$22,609	3.45%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. ROATCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures are used by management in its analysis of the Company's performance. These non-GAAP financial measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP financial measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended
		3/31/2026	12/31/2025	3/31/2025
Average total shareholders' equity	(a)	$394,574	$387,540	$367,710
Less: average preferred stock	(b)	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	325,433	318,399	298,569
Net income	(d)	$10,653	$9,235	$7,735
ROAE (1)	(d)/(a)	10.95%	9.45%	8.53%
Net income available to common shareholders	(e)	10,567	9,148	7,695
ROATCE (1)	(e)/(c)	13.17%	11.40%	10.45%

(1) Annualized.

($ in thousands, except per share data)		3/31/2026	12/31/2025	3/31/2025
Total shareholders' equity	(a)	$396,718	$390,026	$370,864
Less: preferred stock	(b)	69,141	69,141	69,141
TCE	(c)=(a)-(b)	327,577	320,885	301,723
Outstanding common shares	(d)	14,231,423	14,230,428	14,387,176
Book value per common share	(a)/(d)	$27.88	$27.41	$25.78
TCE per common share	(c)/(d)	23.02	22.55	20.97
Total assets	(e)	$3,396,193	$3,281,771	$3,183,758
Total shareholders' equity to total assets	(a)/(e)	11.68%	11.88%	11.65%
TCE to total assets	(c)/(e)	9.65%	9.78%	9.48%